Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Enveric Biosciences, Inc. on Form S-3 of our report dated December 7, 2021 relating to the financial statements of MagicMed Industries Inc., appearing in the Current Report on Form 8-K of Enveric Biosciences, Inc. dated December 30, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus, which is a part of this Registration Statement.

Zeifmans LLP Chartered Professional Accountants

Toronto, Ontario, Canada

August 5, 2022